SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      June 4,
1996
BLC FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

                 Delaware                         1-8185
(State or Other Jurisdiction of Incorporation)    (Commission
File No.)

 75-1430436
(IRS Employer I.D. Number)

919 Third Avenue, 17th Floor, New York, New York  10022
(Address of Principal Executive Offices)          (Zip Code)

Registrant's Telephone Number, including Area Code
(212) 751-5626


                    (Former Name or Former Address, If Changed
Since Last Report)

Item 5.   Other Events.

          On May 30, 1996 Business Loan Center, a partnership which is approximately 88% owned by Business Loan Center, Inc. (Delaware), a wholly-owned subsidiary, sold a participation in its portfolio of loans in the amount of $6,383,817. The proceeds of the sale will be utilized to repay Business Loan Center's existing bank line. Business Loan Center's retained portfolio after the sale consists of approximately $5,600,000 in loans.

          As part of the sale, Business Loan Center is entitled to receive a spread of approximately 1-3/4% per annum on the loans sold, together with all servicing income. In addition, as a condition to the sale, it agreed to repurchase from the purchaser any loans that are in default for more than 60 days.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               (1) Participation Agreement dated May 23, 1996 between Business Loan Center and GE Capital Small Business
Finance Corporation.


     SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BLC Financial Services,
Inc.
                                        (Registrant)

Dated:   June 4, 1996              By:/s/ Robert F. Tannenhauser
                                        Robert F. Tannenhauser
                                        President

     EXHIBIT

     PARTICIPATION AGREEMENT


     This Participation Agreement ("Agreement") between Business
Loan Center (the "Bank"), and GE Capital Small Business Finance
Corporation (the "Participant") is entered into this 23rd day of May, 1996.

Preliminary Statement

     The Bank has entered into the Authorization and Loan Agreements (Loan Agreements) identified in Exhibit A attached with the borrower or borrowers identified in said Exhibit A. The Loan Agreements are evidenced by a note or notes payable to the Bank (collectively, the "Notes"). Unless the context clearly indicates otherwise, all terms used in this Agreement shall have the meanings given them by, and shall be construed as set forth in, the Loan Agreements notwithstanding any termination thereof.

     In consideration of the premises and the mutual covenants contained herein, the Bank and the Participant hereby covenant and agree as follows:

     Section 1. Purchase and Sale of Participation Interests.

               The Bank hereby sells to the Participant and the Participant hereby purchases from the Bank, for the Participant's own accounts, the participations comprising undivided interests in the Non SBA Guaranteed portion of certain of the Bank's Loans existing as of May 28, 1996 (the "Purchase Date") as set forth in Exhibit A (the "Participant's Percentage" of each loan).
Bank, in accordance with the provisions of paragraph 12 B of the SBA form 750, will be retaining an interest in the Non SBA Guaranteed portion of said Loans equal to ten (10%) of the outstanding principal amount of each loan set forth on Exhibit A. Participant's Percentage may be decreased to the extent that Bank funds additional monies to Borrower(s) in accordance with the Loan Agreements with respect to partially funded loans. The total interest which the Participant purchases in the Loans on the Purchase Date which are outstanding is hereinafter referred to as the "Participant's Participation".

     Section 2. The Participant's Right to Payments .

               The Participant shall be entitled to receive with respect to Participant's Participation from all payments received on each of these loans from any source whatsoever: (a) the Participant's Percentage of all funds received and applied on account of a payment of principal, and (b) Participant's Percentage of all funds received and applied on account of interest accrued from and after the Purchase Date on the Participant's Percentage of principal up to the rate set forth on Exhibit A with the base Prime Rate adjustments being made, monthly or quarterly, in accordance with the applicable Loan Agreements.


     Section 3. Payment and Disbursement of Proceeds.

               On the Purchase Date, the Participant shall transfer funds in an amount set forth in Purchase Price column on Exhibit A to the Bank by Wire Transfer sent to:

          NationsBank of Virginia, N.A.
          Patrick Henry Corporate Center
          12350 Jefferson Avenue, Suite 260
          Newport News, Va. 23602-6900
          ABA # 0510-0001-7
          For Credit to: BUSINESS LOAN CENTER
          Account # 11 16 15 98

     Section 4. Participation Certificates. The Participant's interest in the Loans identified on Exhibit A shall be evidenced by a Participation Certificate substantially in the form attached hereto as Exhibit B, which Participation Certificate shall be mailed to the Participant and a copy sent to the Participant by telex, telefax, or other means of telecommunication upon receipt by the Bank of immediately available funds representing the principal amount of the Participant's Participation in such Loans.

     Section 5. Collection of Payments. The Bank shall have the right to collect all payments of interest due on, and all payments of principal of, the Loans, together with any service charges, premiums, fees, late charges and any and all other amounts due on or in connection with the Loan Agreement or the Notes. The Participant's share of payments received in good funds on account of principal, interest and late charges as provided hereunder shall be paid to the Participant by wire transfer of immediately available funds within fifteen (15) business days from the first calendar day of each month. Payments not received by the Bank in good funds by the fifteenth business day must be paid within five (5) business days of receipt of good funds by the Bank. Wire transfers are to be sent to:

               Bankers Trust, New York, NY
               ABA #021001033
               For Further Credit To:
               GE Capital Small Business Finance Corp.
               Acct. No. 50256717

The Bank will mail to the Participant, on the same day the wire transfer is sent, a breakdown and application of payment on all accounts listed on Exhibit A. This breakdown and application of payment shall be in a format substantially similar to the format found on Exhibit C and shall include the "Date Payment Was Received" and the "Penalty" (late charge) if any. For any account listed on Exhibit A in which the Bank did not receive a payment by the last day of any month, notification of non-payment will be sent to the Participant with the breakdown and what would have been the application of the payment had it been received on its due date. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in New York City are required or authorized to be closed.

     Section 6. Late Payments. In the event the Bank collects late charges on any loan listed on Exhibit A, the Participant shall be entitled to receive the applicable Participant's
Percentage of said late charge.

     Section 7. Information. The Bank shall furnish to the Participant an executed or conformed copy of the Loan Agreement and note for each loan listed on Exhibit A and, if so requested by the Participant in writing, copies of such of the documents pertaining to the Loan Agreement (including, without limitation, financial information required to be delivered to the Bank under the Loan Agreement and all applicable Small Business Administration ("SBA") approvals relating to such Loans) which the Bank has in its possession subject only the Participant's compliance with applicable law and any applicable confidentiality requirements.

     Section 8. Agreements by the Bank.

               Bank expressly acknowledges and agrees that upon a default by a Borrower on any Loan listed on Exhibit A (for purposes hereof a default shall mean a failure by a Borrower that continues uncured for more than 60 days in making payment when due of any installment of principal or interest on the loan), Bank shall within ten (10) business days after receipt of the written request of Participant, repurchase the Participant's Participation in the Loan(s) in default for a purchase price equal to the Participant's Percentage share of the then unpaid principal balance of the Loan(s) being repurchased (with interest accrued to the date of such repurchase being payable to the Participant as if such repurchase had not occurred) and thereupon the Participant's rights and obligations hereunder with respect to the repurchased Loans shall terminate. Bank may pay the aforementioned purchase price including the accrued interest either in immediately available funds by wire transfer or by substituting a participation or participations in another performing loan or loans (reasonable acceptable to Participant) in the same aggregate principal amount with the same interest rate or by a combination of immediately available funds and substitution of loan participations.

     Section 9. Action by the Bank. The Participant expressly understands and agrees that (a) the Bank may use its discretion with respect to exercising or refraining from exercising any rights which it may have or taking or refraining from taking any actions it may be entitled to take in connection with the Loans, any Note, the Loan Agreement or any other document related to the Loans or any collateral therefor or any obligor thereunder; (b) in exercising such discretion, the Bank will use the same care to protect the interest of the Participant as it does to protect its own. The Participant further expressly understands and agrees that the Bank may, in its sole discretion in each instance, without prior notice to or consent of the Participant, agree to take or refrain from taking, any action with respect any Notes, the Loan Agreement or any document (including, without limitation, any security agreement or guaranty) relative to the Loans, except that the Bank ( unless otherwise required by the SBA), will not, without the consent of the Participant which will not be unreasonably withheld, agree to any amendment, modification or waiver of any provision with respect to the Notes, Loan Agreement or any document (including, without limitation, any security agreement or guaranty) relative to the Loans, or release any collateral of Borrower or make any extension of the final scheduled maturity of, or reduction of the effective interest rate on the Loans or forgiveness of any principal of or interest on the Loans. The Bank may without prior consent of the Participant, take any action which SBA defines as being within the Bank's "Unilateral Servicing Authority", provided the Bank advises the Participant of this action. If the Participant is unwilling to consent to any amendment, modification, waiver, release or consent which requires its consent, the Bank shall have the right, but not the obligation, to repurchase the Participant's Participation in the Loan(s) affected by such change, at such time for a purchase price equal to the Participant's Percentage share of the then unpaid principal balance of the Loans being repurchased (with interest accrued to the date of such repurchase being payable to the Participant as if such repurchase had not occurred) and terminate the Participant's obligations hereunder with respect to the repurchased Loans.

     Section 10. Knowledge of Default. Upon the Bank's actual knowledge of the occurrence of any Event of Default (as defined in the Loan Agreement, the Notes or any other loan documents pertaining to the Loans), the Bank shall give the Participant notice thereof within five (5) Business Days of the Bank's actual knowledge of such Event of Default.

     Section 11. Confidentiality. Except as may be required by law, or as may occur as a result of the operation of law, or as may be requested by any regulatory authority having authority over the Bank or the Participant, the Bank and the Participant shall maintain the confidentiality of all information hereunder or in connection with any document relative to the Loans, except that the Bank and the Participant shall have no obligation of confidentiality with respect to information that may be generally available to the public, or becomes generally available to the public through no fault of the Bank or the Participant.

     Section 12. Subparticipation. The Participant's
Participation may not be subdivided or transferred without the Bank's prior written consent, which consent shall not be unreasonably withheld.

     Section 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Bank and the Participant.

     Section 14. Notices. Notices required hereunder shall be in writing and given to the parties hereto at the addresses set forth opposite their names below.

     Section 15. Applicable Law. This Agreement shall be a contract made under and governed by the laws of the State of Missouri. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 16. Amendments, Changes and Modifications. This
Agreement may only be amended, changed, modified, altered, or terminated by an agreement in writing signed by the Bank and the Participant (or their successors or assigns).

     Section 17. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intent has been made by either party which is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the 23rd day of May, 1996.


                              By:/s/ Robert F. Tannenhauser
                              Robert F. Tannenhauser
                              Title:    Managing Director
Address:
Business Loan Center
Att: Robert F. Tannenhauser
1301 North Hamilton Street
Suite 200
Richmond, Virginia 23230
                              GE CAPITAL SBFC
                              By: /s/ Gerard D. Sullivan
                                      Gerard D. Sullivan

                              Title:  Executive Vice President
Address:
635 Maryville Centre Dr., Ste. 120
St. Louis, MO  63141
Attention:  Gerard D. Sullivan